Exhibit 21.01

                                LOEWS CORPORATION

                          Subsidiaries of the Registrant

                                December 31, 1994

                                            Organized Under
          Name of Subsidiary                    Laws of           Business Names
          ------------------                ---------------       --------------

CNA Financial Corporation .............     Delaware      )
 Continental Casualty Company .........     Illinois      )
  Continental Assurance Company .......     Illinois      )
  National Fire Insurance Company of                      )
   Hartford ...........................     Connecticut   )       CNA Insurance
  American Casualty Company of                            )
   Reading, Pennsylvania ..............     Pennsylvania  )
  CNA Management Company Limited ......     Great Britain )

Lorillard, Inc. .......................     New York      )
 Lorillard Tobacco Company ............     Delaware      )         Lorillard

  The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X, have been omitted.